                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-64805) of our report dated January 20, 2000 included in this Form 10-K for the fiscal year ended December 31, 1999. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.


                                        /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
March 30, 2001